EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56351 and 033-60197) of our report dated April 5, 2002 relating to the consolidated financial statements of Infodata Systems Inc., which appears in Infodata Systems Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002.




/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 28, 2003